Exhibit 16

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545 Fax (303) 369-9384 Email larryodonnellcpa@msn.com www.larryodonnellcpa.com	2228 South Fraser Street Unit I Aurora, Colorado 80014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 13, 2009, of Mach One Corporation and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

May 13, 2009